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                                                                   EXHIBIT 11
                           POLARIS INDUSTRIES INC.

                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

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                                                      THIRD QUARTER              NINE MONTHS
                                                    ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                    -------------------       -------------------
                                                    1995        1994          1995        1994
                                                    ----        ----          ----        ----
                                                       (PRO FORMA)               (PRO FORMA)


Net Income for the Period                           $18,544     $21,611       $44,019     $35,103
                                                    -------     -------       -------     -------
                                                    -------     -------       -------     -------

Weighted Average Number of Outstanding:
     Common shares                                   27,324      27,166        27,247      27,098

     Rights                                             475         457           546         525
                                                    -------     -------       -------     -------

       Total common and common equivalent shares     27,799      27,623        27,793      27,623
                                                    -------     -------       -------     -------
                                                    -------     -------       -------     -------


Net Income Per Share                                  $0.67       $0.78         $1.59       $1.27
                                                      -----       -----         -----       -----
                                                      -----       -----         -----       -----


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